Exhibit 99.1

Compass, Inc. Reports Fourth Quarter and Full Year 2022 Results

New York, NY - February 28, 2023 - Compass, Inc. (NYSE: COMP), (“Compass” or “the Company”), a leading tech-enabled real estate brokerage, announced its financial results for the fourth quarter and full year ended December 31, 2022.

“2022 was a difficult year for the residential real estate market and Compass. The unexpected and rapid 18% decline in industry-wide transactions resulted in one of the worst years for the real estate market and a decline at the same rate as the 2007-2008 housing crisis,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “Despite industry challenges, Compass increased market share year-over-year with transactions being down 6% compared to the industry decline of 18% year-over-year. Moreover, our principal agent retention for Q4 2022 was 98% which is the same as Q3 2022 and Q4 2021. We attribute a significant amount of our agents’ productivity to our differentiated technology platform, which is the only proprietary end-to-end technology platform for agents in the country.”

“As we stated previously, we expect to be free cash flow positive for the full year 2023 starting with being free cash flow positive in the second quarter of 2023,” said Kalani Reelitz, Chief Financial Officer of Compass. “We continue to implement our expense reduction actions as planned.”

In 2022, the Company initiated actions that reduced its non-GAAP operating expenses by approximately $338 million on an annualized run rate1 basis from Q2 2022 to Q4 2022. In 2023, that cost cutting plan has evolved and grown and the Company believes that it can bring expenses to a range of $850-$950 million in 2023 and realize the high-end of this range in the second quarter of 2023. Furthermore, the Company believes it is possible to achieve below the midpoint of the $850-$950 million range by the fourth quarter of 2023.

4Q22 Financial Highlights:
•Revenue decreased by 31% year-over-year to $1.11 billion as transactions declined 25%, which was attributable to lower industry wide transactions.
•GAAP Net Loss was $158 million, an improvement from a net loss of $175 million in 4Q21. The net loss for 4Q22 includes non-cash stock-based compensation expenses of $61 million and depreciation and amortization of $21 million.
•Adjusted EBITDA2 (a non-GAAP measure) was a loss of $75 million in 4Q22, compared to a loss of $51 million in 4Q21.
•Cash and cash equivalents: Compass’ net cash and cash equivalents at the end of 4Q22 was $362 million which includes a $150 million draw on the revolver.

FY22 Financial Highlights:
•Revenue decreased by 6% year-over-year to $6 billion as transactions at Compass also declined 6%, which was driven primarily by lower industry wide transactions.
•GAAP Net Loss includes non-cash stock-based compensation expenses of $235 million, depreciation and amortization of $86 million, restructuring charges due to the cost saving actions of $49 million, and litigation charges of $11 million. The net loss for FY22 was $602 million compared to $494 million in FY21, which was driven by lower revenues and restructuring costs, partially offset by reductions in operating expenses.
•Adjusted EBITDA was a loss of $210 million in FY22 compared to $2 million of income in FY21, driven by lower market activity due to unfavorable macroeconomic conditions.

FY22 Operational Highlights:
•Platform: Compass successfully completed the roll-out of its end-to-end technology platform that provides its agents the ability to go from first contact to close with a single log-in and without ever leaving the Compass platform.
1 Non GAAP operating expenses exclude Commissions and other related expenses, Depreciation and Amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. We calculate non-GAAP operating expense annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four.
2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.

•National market share: Increased to 4.6% for the trailing twelve months (“TTM”) ended December 31, 2022, up from 4.5% for the TTM ended December 31, 2021. Note these national market share numbers are calculated using revised average (mean) sales prices published by the National Association of Realtors (“NAR”).
•Agents: Average Number of Principal Agents was 13,073 for FY22, an increase of 2,015 from FY21. The Company continued to experience high levels of retention of principal agents of greater than 90% as the industry saw a decline from its peak 1.6 million NAR agents in October 2022.
•Transactions: Compass agents closed 211,538 Total Transactions in FY22, a decline of 6% year-over-year, compared to an 18% decline in transactions for the entire U.S. residential real estate market3.
•Gross Transaction Value (“GTV”): Compass GTV was $230.3 billion in FY22, a decline of 9% year-over-year, compared to an industry decline of 11%.

Additional information can be found in the Company’s 4Q and FY22 Earnings Presentation on the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook
1Q23 Outlook:
•Revenue of $850 million to $950 million
•Adjusted EBITDA of negative $90 million to negative $70 million

FY23 Outlook:
•Non-GAAP Operating Expense range of $850-$950 million.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net Loss because certain expenses excluded from GAAP Net Loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP operating expense after commissions and other related expenses because certain expenses excluded from GAAP operating expenses cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

Non-GAAP operating expenses have been reconciled to GAAP operating expenses on a historical basis in a table accompanying this press release.
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Conference Call Information
Management will conduct a conference call to discuss the fourth quarter and full year 2022 results as well as outlook at 5:00 p.m. ET on February 28, 2023. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. 4Q22 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our Twitter feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s Twitter feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

3 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. The 18% decline is based on trailing twelve month NAR data as of December 31, 2022.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the first quarter and full year of 2023, planned operating expense and cash flow levels for the second quarter and full year of 2023, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general macroeconomic conditions in the U.S. and globally (e.g., inflation), economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends (e.g., increases in mortgage interest rates, continued limited inventory, slowed consumer demand, reduced home affordability and declines in price appreciation and home prices); current interest rates and changes in prevailing interest rates; our ability to continuously innovate, improve and expand our platform; the dependability of our platform and software; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our ability to expand our brokerage and adjacent services businesses; our ability to grow revenue from adjacent services at our anticipated rate; our ability to achieve expected benefits from our mortgage and title & escrow businesses, including our joint ventures; our rapid growth and rate of growth; our ability to carefully manage our expense structure; our net losses and ability to achieve or sustain profitability in the future; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our ability to compete successfully in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; fluctuation of our quarterly results and other operating metrics; our ability to successfully pursue acquisitions and integrate target companies; the loss of key personnel; our ability to attract and retain highly qualified personnel and to recruit agents; reliability of our information security systems; the impact of cybersecurity incidents and the potential loss of critical and confidential information; identification of material weaknesses in our internal control over financial reporting and our ability to remediate such material weaknesses; compliance with privacy laws; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; impact of having a multi-class structure of common stock; natural disasters and catastrophic events; and other general market, political, economic, and business conditions. Additionally, these forward-looking statements, particularly our expected financial results, involve risks, uncertainties and assumptions, including those related to general macroeconomic conditions, mortgage interest rates and inflationary pressure on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA and Non-GAAP operating expenses, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA and Non-GAAP operating expenses in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA and Non-GAAP operating expenses are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Non-GAAP operating expenses have limitations as analytical tools. Therefore you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP operating expenses alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP operating expenses, operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA and Non-GAAP operating expenses, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA and Non-GAAP operating expenses should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA and Non-GAAP operating expenses. Adjusted EBITDA and Non-GAAP operating expenses are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release and investors are encouraged to review these reconciliations.

About Compass
Compass, a Fortune 500 company, is the largest residential real estate brokerage in the United States by transaction value. Founded in 2012 and based in New York City, the technology-enabled brokerage provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.Compass.com.

Investor Contact
Rich Simonelli
Vice President, Investor Relations
richard.simonelli@compass.com

Media Contact
press@compass.com

Compass, Inc.
Consolidated Balance Sheets
(In millions, unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$361.9	$618.3
Accounts receivable, net of allowance	36.6	48.5
Compass Concierge receivables, net of allowance	42.9	32.9
Other current assets	76.5	94.9
Total current assets	517.9	794.6
Property and equipment, net	192.5	157.4
Operating lease right-of-use assets	483.2	484.7
Intangible assets, net	99.3	127.2
Goodwill	198.4	188.3
Other non-current assets	41.8	48.4
Total assets	$1,533.1	$1,800.6
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28.1	$34.6
Commissions payable	48.0	63.9
Accrued expenses and other current liabilities	164.9	240.9
Current lease liabilities	94.6	81.5
Concierge credit facility	31.9	16.2
Revolving credit facility	150.0	—
Total current liabilities	517.5	437.1
Non-current lease liabilities	486.5	483.0
Other non-current liabilities	8.4	32.9
Total liabilities	1,012.4	953.0
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	2,713.6	2,438.8
Accumulated deficit	(2,196.5)	(1,595.0)
Total Compass, Inc. stockholders' equity	517.1	843.8
Non-controlling interest	3.6	3.8
Total stockholders' equity	520.7	847.6
Total liabilities and stockholders' equity	$1,533.1	$1,800.6

Compass, Inc.
Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$1,107.2	$1,612.1	$6,018.0	$6,421.0
Operating expenses:
Commissions and other related expense (1)	918.8	1,347.3	4,936.1	5,310.5
Sales and marketing (1)	130.8	144.2	575.1	510.4
Operations and support (1)	83.5	111.2	392.4	374.9
Research and development (1)	63.4	105.5	360.3	365.3
General and administrative (1)	41.1	57.0	208.1	288.5
Restructuring costs	1.2	—	49.1	—
Depreciation and amortization	21.2	19.3	86.3	64.4
Total operating expenses	1,260.0	1,784.5	6,607.4	6,914.0
Loss from operations	(152.8)	(172.4)	(589.4)	(493.0)
Investment income, net	1.3	—	2.8	0.1
Interest expense	(1.3)	(0.6)	(3.6)	(2.4)
Loss before income taxes and equity in loss of unconsolidated entity	(152.8)	(173.0)	(590.2)	(495.3)
Income tax (expense) benefit	(0.5)	(0.8)	0.9	2.5
Equity in loss of unconsolidated entity	(4.7)	(1.0)	(12.2)	(1.3)
Net loss	(158.0)	(174.8)	(601.5)	(494.1)
Net income attributable to non-controlling interests	(0.1)	—	—	—
Net loss attributable to Compass, Inc.	$(158.1)	$(174.8)	$(601.5)	$(494.1)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.36)	$(0.43)	$(1.40)	$(1.51)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	436,568,882	403,976,859	428,169,180	326,336,128

(1) Total stock-based compensation expense included in the consolidated statements of operations is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Commissions and other related expense	$22.9	$46.1	$59.0	$128.7
Sales and marketing	9.3	10.5	42.0	38.4
Operations and support	3.3	4.6	15.6	16.9
Research and development	12.3	16.5	57.5	92.7
General and administrative	13.6	15.7	60.4	109.6
Total stock-based compensation expense	$61.4	$93.4	$234.5	$386.3

Stock-based compensation expense for the year ended December 31, 2021 includes the following amounts related to a one-time acceleration of stock-based compensation expense in connection with the IPO:

IPO Related Expense
Commissions and other related expense	$41.7
Sales and marketing	1.8
Operations and support	3.1
Research and development	46.9
General and administrative	55.0
Total stock-based compensation expense	$148.5

Compass, Inc.
Consolidated Statements of Cash Flows
(In millions, unaudited)

	Year Ended December 31,
	2022	2021
Operating Activities
Net loss	$(601.5)	$(494.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86.3	64.4
Stock-based compensation	234.5	386.3
Equity in loss of unconsolidated entity	12.2	1.3
Change in acquisition related contingent consideration	(2.2)	(4.7)
Bad debt expense	7.3	8.9
Amortization of debt issuance costs	0.9	1.1
Changes in operating assets and liabilities:
Accounts receivable	6.5	8.5
Compass Concierge receivables	(11.7)	9.4
Other current assets	17.6	(40.0)
Other non-current assets	9.8	(11.8)
Operating lease right-of-use assets and operating lease liabilities	5.8	2.4
Accounts payable	(4.8)	(3.3)
Commissions payable	(15.9)	(0.3)
Accrued expenses and other liabilities	(36.5)	43.3
Net cash used in operating activities	(291.7)	(28.6)
Investing Activities
Investment in unconsolidated entity	(15.0)	(5.0)
Capital expenditures	(70.1)	(50.1)
Payments for acquisitions, net of cash acquired	(15.0)	(137.4)
Net cash used in investing activities	(100.1)	(192.5)
Financing Activities
Proceeds from exercise and early exercise of stock options	9.0	26.9
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	2.3	—
Taxes paid related to net share settlement of equity awards	(23.5)	(62.4)
Proceeds from drawdowns on Concierge credit facility	59.0	39.5
Repayments of drawdowns on Concierge credit facility	(43.3)	(31.7)
Proceeds from drawdowns on Revolving credit facility	150.0	—
Payments related to acquisitions, including contingent consideration	(17.5)	(10.7)
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	439.6
Other	(0.6)	(1.9)
Net cash provided by financing activities	135.4	399.3
Net (decrease) increase in cash and cash equivalents	(256.4)	178.2
Cash and cash equivalents at beginning of period	618.3	440.1
Cash and cash equivalents at end of period	$361.9	$618.3

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss attributable to Compass, Inc.	$(158.1)	$(174.8)	$(601.5)	$(494.1)
Adjusted to exclude the following:
Depreciation and amortization	21.2	19.3	86.3	64.4
Investment income, net	(1.3)	—	(2.8)	(0.1)
Interest expense	1.3	0.6	3.6	2.4
Stock-based compensation	61.4	93.4	234.5	386.3
Income tax expense (benefit)	0.5	0.8	(0.9)	(2.5)
Restructuring costs	1.2	—	49.1	—
Acquisition-related expenses(1)	(1.5)	9.4	11.2	23.9
Litigation charges(2)	—	—	10.5	21.3
Adjusted EBITDA	$(75.3)	$(51.3)	$(210.0)	$1.6

(1) For the three months ended December 31, 2022 and 2021, acquisition-related expenses includes gains of $0.3 million and $0.3 million, respectively, as a result of changes in the fair value of contingent consideration and a gain of $1.2 million and expense of $9.7 million, respectively, in connection with acquisition consideration treated as compensation expense over the underlying retention periods. For the years ended December 31, 2022 and 2021, acquisition-related expenses includes gains of $2.2 million and $4.7 million, respectively, as a result of changes in the fair value of contingent consideration and $13.4 million and $28.6 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods.

(2) Represents a charge of $10.5 million incurred during the year ended December 31, 2022 in connection with the Realogy Holdings Corp. matter and a $21.3 million charge incurred during year ended December 31, 2021 in connection with the settlement of the Avi Dorfman and RentJolt, Inc. matter.

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
GAAP Commissions and other related expense	$1,146.4	$1,652.9	$1,218.0	$918.8	$4,936.1
Adjusted to exclude the following:
Stock-based compensation	(17.0)	(6.4)	(12.7)	(22.9)	(59.0)
Non-GAAP Commissions and other related expense	$1,129.4	$1,646.5	$1,205.3	$895.9	$4,877.1

GAAP Sales and marketing	$145.0	$154.9	$144.4	$130.8	$575.1
Adjusted to exclude the following:
Stock-based compensation	(10.7)	(11.2)	(10.8)	(9.3)	(42.0)
Non-GAAP Sales and marketing	$134.3	$143.7	$133.6	$121.5	$533.1

GAAP Operations and support	$108.9	$104.9	$95.1	$83.5	$392.4
Adjusted to exclude the following:
Stock-based compensation	(4.3)	(4.1)	(3.9)	(3.3)	(15.6)
Acquisition-related expenses	(8.1)	(3.0)	(1.6)	1.5	(11.2)
Non-GAAP Operations and support	$96.5	$97.8	$89.6	$81.7	$365.6

GAAP Research and development	$108.2	$107.2	$81.5	$63.4	$360.3
Adjusted to exclude the following:
Stock-based compensation	(16.9)	(18.9)	(9.4)	(12.3)	(57.5)
Non-GAAP Research and development	$91.3	$88.3	$72.1	$51.1	$302.8

GAAP General and administrative	$55.3	$55.2	$56.5	$41.1	$208.1
Adjusted to exclude the following:
Stock-based compensation	(14.9)	(18.6)	(13.3)	(13.6)	(60.4)
Litigation charge	—	—	(10.5)	—	(10.5)
Non-GAAP General and administrative	$40.4	$36.6	$32.7	$27.5	$137.2

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Sales and marketing	$134.3	$143.7	$133.6	$121.5	$533.1
Operations and support	96.5	97.8	89.6	81.7	365.6
Research and development	91.3	88.3	72.1	51.1	302.8
General and administrative	40.4	36.6	32.7	27.5	137.2
Total non-GAAP Operating expenses excluding commissions and other related expense	$362.5	$366.4	$328.0	$281.8	$1,338.7